Cincinnati Bell Reports Third Quarter 2018 Results

HIGHLIGHTS

•	Consolidated revenue totaled $387 million with strong Adjusted EBITDA[1] of $105 million

•	Completed merger with Hawaiian Telcom on July 2, 2018, a major step toward building scale and locking in fiber density value for shareholders and customers

–	Hawaiian Telcom revenue totaled $87 million which generated Adjusted EBITDA of $23 million, up 4% compared to the prior quarter

•	Cincinnati Fioptics revenue totaled $86 million, up 9% from a year ago

•	IT Services and Hardware Adjusted EBITDA totaled $17 million, up $7 million from the prior year

•	Cash provided by operating activities totaled $123 million year-to-date, and free cash flow[2] totaled $27 million year-to-date

•	Reaffirming full year financial guidance which includes contributions from Hawaiian Telcom in the second half of 2018

CINCINNATI - November 8, 2018 - Cincinnati Bell Inc. (NYSE:CBB), reported financial results for the third quarter ended September 30, 2018, including Hawaiian Telcom’s financial performance subsequent to the close of the merger on July 2, 2018.
"Our performance this quarter highlights the continued demand for our fiber offerings, reinforcing our ability to win with fiber as we successfully transition customers to an infrastructure that supports high-density data transmission,” said President and CEO Leigh Fox. “We remain encouraged by the growth in our IT services business and the demand for UCaaS, SD-WAN and NaaS as customers shift from legacy to strategic IT solutions, driving significant recurring revenue.”
Mr. Fox continued, “Integration efforts at Hawaiian Telcom are progressing as planned with a clear path forward and solid foundation to replicate Cincinnati Bell’s fiber success in Hawaii. We remain confident in our ability to realize the expected synergies and are optimistic about cross selling IT services in Hawaii. We are on target to achieve our objectives for the year and will continue to invest in our strategic offerings where we are winning to maximize shareholder value."
CONSOLIDATED RESULTS

•	Consolidated revenue totaled $387 million for third quarter of 2018, compared to $256 million in the prior year

•	Operating income for the quarter totaled $15 million, down $1 million from the prior year due to merger related costs

•	Adjusted EBITDA of $105 million, increased $29 million compared to a year ago

•	Net loss for the third quarter of 2018 totaled $18 million, resulting in diluted loss per share of $0.41 due to transaction and integration costs as well as increased interest expense compared to the prior year
Entertainment and Communications Segment

•	Entertainment and Communications revenue totaled $253 million, up $78 million from a year ago

–	Cincinnati revenue totaled $173 million, down less than 1% from the prior year due to legacy declines

–	Fioptics revenue of $86 million, up $7 million year-over-year

–	Fioptics internet subscribers totaled 236,600 at the end of the third quarter, up 15,400 compared to a year ago

–	Fioptics video subscribers totaled 141,500, down 2,000 compared to the same period in 2017

–	Fioptics is available to 598,600 homes and businesses, or approximately 73% of Greater Cincinnati which includes fiber to the premise ("FTTP") and fiber to the node ("FTTN")

–	Year-to-date, we passed 26,400 new addresses with fiber, and now offer FTTP to 56% of Cincinnati's total addressable market

–	Hawaii revenue totaled $80 million in the third quarter of 2018, consistent with the prior quarter

–	Total internet subscribers were 114,400, consistent with the prior quarter

–	Video subscriber base totaled 48,600, consistent with the prior quarter

–	Consumer/SMB Fiber is available to approximately 208,700 homes in Oahu, covering more than 65% of the island

•	Adjusted EBITDA was $91 million, up $21 million year-over-year
Cincinnati Bell’s merger with Hawaiian Telcom expands its base of high-quality metro fiber assets to meet the accelerating need for increased bandwidth and support the growing demand for IoT ecosystems.
IT Services and Hardware Segment

•	IT Services and Hardware revenue of $141 million, up $54 million year-over-year due to contributions from OnX and Hawaiian Telcom

–	Consulting revenue of $42 million, up $26 million year-over-year

–	Cloud revenue of $26 million, up $9 million year-over-year

–	Communications revenue of $47 million, up $3 million year-over-year

–	Infrastructure Solutions revenue of $26 million, up $16 million year-over-year

•	Adjusted EBITDA of $17 million, up $7 million year-over-year
The expansion of the Company's geographic footprint in IT services brings meaningful scale and client diversification, supporting the transformation to a hybrid IT solutions provider.

Cash Flow and Financial Position

•	Cash provided by operating activities totaled $123 million and free cash flow totaled $27 million during the first nine months of 2018

•	Interest payments for the first nine months of 2018 totaled $101 million, a $48 million increase from the prior year due to financing the mergers with Hawaiian Telcom and OnX

•	Capital expenditures were $141 million year-to-date, including $21 million for Hawaiian Telcom
2018 Outlook
Cincinnati Bell is reaffirming its financial guidance for 2018, which reflects contributions from Hawaiian Telcom in the second half of 2018:

Category	2018 Original Guidance Provided on 02/15/18	Hawaiian Telcom Contribution	2018 Revised Guidance Provided on 08/08/18
Revenue	$1,200M - $1,275M	$175M - $185M	$1,375M - $1,460M
Adjusted EBITDA	$320M - $330M	$43M - $49M	$363M - $379M
This revenue guidance reflects the new ASC 606 revenue recognition standard, effective January 1, 2018, and presents Infrastructure Solutions sales net of product cost. For reference, had the revenue standard not been effective, our revenue guidance would have been between $1,880 million to $1,965 million.
Conference Call/Webcast
Cincinnati Bell will host a conference call on November 8, 2018 at 9:00 a.m. (ET) to discuss its results for the third quarter of 2018. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. Callers can dial toll-free (888) 220-8474 or toll (323) 794-2588. A taped replay of the conference call will be available starting at 12:00 p.m. (ET) on Thursday, November 8, 2018 until Thursday, November 22, 2018 at midnight ET. To access the telephone replay, please dial toll-free (888) 203-1112 or toll (719) 457-0820, and then enter the conference ID number 3110083. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

INVESTOR RELATIONS CONTACT:
Kei Lawson, 513-565-0510
E-mail: Takeitha.Lawson@cinbell.com

or

MEDIA CONTACT:
Josh Pichler, 513-565-0310
E-mail: Josh.Pichler@cinbell.com

Safe Harbor Note
This release may contain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates, forecasts and projections. Statements that are not historical facts, including statements about the beliefs, expectations and future plans and strategies of the Company, are forward-looking statements. Actual results may differ materially from those expressed in any forward-looking statements. The following important factors, among other things, could cause or contribute to actual results being materially and adversely different from those described or implied by such forward-looking statements including, but not limited to: those discussed in this release; we operate in highly competitive industries, and customers may not continue to purchase products or services, which would result in reduced revenue and loss of market share; we may be unable to grow our revenues and cash flows despite the initiatives we have implemented; failure to anticipate the need for and introduce new products and services or to compete with new technologies may compromise our success in the telecommunications industry; our access lines, which generate a significant portion of our cash flows and profits, are decreasing in number and if we continue to experience access line losses similar to the past several years, our revenues, earnings and cash flows from operations may be adversely impacted; our failure to meet performance standards under our agreements could result in customers terminating their relationships with us or customers being entitled to receive financial compensation, which would lead to reduced revenues and/or increased costs; we generate a substantial portion of our revenue by serving a limited geographic area; a large customer accounts for a significant portion of our revenues and accounts receivable and the loss or significant reduction in business from this customer would cause operating revenues to decline and could negatively impact profitability and cash flows; maintaining our telecommunications networks requires significant capital expenditures, and our inability or failure to maintain our telecommunications networks could have a material impact on our market share and ability to generate revenue; increases in broadband usage may cause network capacity limitations, resulting in service disruptions or reduced capacity for customers; we may be liable for material that content providers distribute on our networks; cyber attacks or other breaches of network or other information technology security could have an adverse effect on our business; natural disasters, terrorists acts or acts of war could cause damage to our infrastructure and result in significant disruptions to our operations; the regulation of our businesses by federal and state authorities may, among other things, place us at a competitive disadvantage, restrict our ability to price our products and services and threaten our operating licenses; we depend on a number of third party providers, and the loss of, or problems with, one or more of these providers may impede our growth or cause us to lose customers; a failure of back-office information technology systems could adversely affect our results of operations and financial condition; if we fail to extend or renegotiate our collective bargaining agreements with our labor union when they expire or if our unionized employees were to engage in a strike or other work stoppage, our business and operating results could be materially harmed; the loss of any of the senior management team or attrition among key sales associates could adversely affect our business, financial condition, results of operations and cash flows; our debt could limit our ability to fund operations, raise additional capital, and fulfill our obligations, which, in turn, would have a material adverse effect on our businesses and prospects generally; our indebtedness imposes significant restrictions on us; we depend on our loans and credit facilities to provide for our short-term financing requirements in excess of amounts generated by operations, and the availability of those funds may be reduced or limited; the servicing of our indebtedness is dependent on our ability to generate cash, which could be impacted by many factors beyond our control; we depend on the receipt of dividends or other intercompany transfers from our subsidiaries and investments; the trading price of our common shares may be volatile, and the value of an investment in our common shares may decline; the uncertain economic environment, including uncertainty in the U.S. and world securities markets, could impact our business and financial condition; our future cash flows could be adversely affected if it is unable to fully realize our deferred tax assets; adverse changes in the value of assets or obligations associated with our employee benefit plans could negatively impact shareowners’ deficit and liquidity; third parties may claim that we are infringing upon their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling products; third parties may infringe upon our intellectual property, and we may expend significant resources enforcing our rights or suffer competitive injury; we could be subject to a significant amount of litigation, which could require us to pay significant damages or settlements; we could incur significant costs resulting from complying with, or potential violations of, environmental, health and human safety laws; the possibility that the expected synergies and value creation from our acquisition of Hawaiian Telcom will not be realized or will not be realized within the expected time period; the risk that the businesses of the Company and Hawaiian Telcom and other acquired companies will not be integrated successfully; the risk that unexpected costs will be incurred; and the other risks and uncertainties detailed in our filings with the SEC, including our Form 10-K report, Form 10-Q reports and Form 8-K reports.
These forward-looking statements are based on information, plans and estimates as of the date hereof and there may be other factors that may cause our actual results to differ materially from these forward-looking statements. We assume no obligation to update the information contained in this release except as required by applicable law.
Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income (loss) applicable to common shareholders excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.
1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, stock based compensation, restructuring and severance related charges, (gain) loss on sale or disposal of assets, transaction and integration costs, asset impairments, and other special items. During the first quarter ended March 31, 2018, the Company revised its methodology to calculate Adjusted EBITDA to exclude stock-based compensation expense to align more closely with its peer group. In addition, the presentation of Adjusted EBITDA is adjusted for the amended accounting guidance adopted by the Company on January 1, 2018 and implemented retrospectively, which requires pension and postretirement benefit costs (excluding current service cost component) to be reported below operating income. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.
Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.
2Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating activities, adjusted for restructuring and severance related payments, transaction and integration payments, less capital expenditures and preferred stock dividends. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels there is no comparable GAAP measure for free cash flow, the attached financial information reconciles cash provided by operating activities to free cash flow.
Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt, unamortized premium and/or discount and unamortized note issuance costs, offset by cash and cash equivalents.
Net income (loss) applicable to common shareholders excluding special items in total and per share provides a useful measure of operating performance. Net income (loss) applicable to common shareholders excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income (loss) excluding special items as defined by other companies.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE: CBB) delivers integrated communications solutions to residential and business customers over its fiber-optic and copper networks including high-speed internet, video, voice and data. Cincinnati Bell provides service in areas of Ohio, Kentucky, Indiana and Hawaii. In addition, enterprise customers across the United States and Canada rely on CBTS and OnX, wholly-owned subsidiaries, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com. The information on the Company’s website is not incorporated by reference in this press release.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2018	2017	$	%	2018	2017	$	%

Revenue	$386.7	$255.5	$131.2	51%	$979.2	$764.5	$214.7	28%

Costs and expenses
Cost of services and products	197.7	127.0	70.7	56%	499.4	380.0	119.4	31%
Selling, general and administrative	85.7	53.2	32.5	61%	220.2	162.3	57.9	36%
Depreciation and amortization	75.5	47.3	28.2	60%	177.6	140.1	37.5	27%
Restructuring and severance related charges	—	—	—	n/m	4.9	29.2	(24.3)	(83)%
Transaction and integration costs	13.3	12.1	1.2	10%	18.2	14.4	3.8	26%

Operating income	14.5	15.9	(1.4)	(9)%	58.9	38.5	20.4	53%

Interest expense	33.7	18.8	14.9	79%	96.3	54.9	41.4	75%
Loss on extinguishment of debt	—	—	—	n/m	1.3	—	1.3	n/m
Other components of pension and postretirement benefit plans expense	3.0	3.0	—	—	9.5	9.4	0.1	1%
Gain on sale of Investment in CyrusOne	—	—	—	n/m	—	(117.7)	117.7	n/m
Other (income) expense, net	(1.2)	4.5	(5.7)	n/m	(2.4)	3.5	(5.9)	n/m

(Loss) income before income taxes	(21.0)	(10.4)	(10.6)	n/m	(45.8)	88.4	(134.2)	n/m
Income tax (benefit) expense	(3.3)	0.6	(3.9)	n/m	(6.0)	36.5	(42.5)	n/m

Net (loss) income	(17.7)	(11.0)	(6.7)	61%	(39.8)	51.9	(91.7)	n/m

Preferred stock dividends	2.6	2.6	—	—	7.8	7.8	—	—

Net (loss) income applicable to common shareowners	$(20.3)	$(13.6)	$(6.7)	49%	$(47.6)	$44.1	$(91.7)	n/m

Basic net (loss) earnings per common share	$(0.41)	$(0.32)			$(1.06)	$1.05
Diluted net (loss) earnings per common share	$(0.41)	$(0.32)			$(1.06)	$1.04

Weighted average common shares outstanding
(in millions)
- Basic	50.1	42.2			45.0	42.1
- Diluted	50.1	42.2			45.0	42.3

Cincinnati Bell Inc.
Entertainment and Communications Income Statement
(Unaudited)
(Dollars in millions)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2018	2017	$	%	2018	2017	$	%
Income Statement
Revenue	$253.4	$175.0	$78.4	45%	$601.5	$531.1	$70.4	13%

Operating costs and expenses
Cost of services and products	118.8	75.7	43.1	57%	274.8	229.7	45.1	20%
Selling, general and administrative	44.0	29.4	14.6	50%	100.1	90.5	9.6	11%
Depreciation and amortization	65.6	41.2	24.4	59%	147.5	121.0	26.5	22%
Restructuring and severance related charges	—	—	—	n/m	—	26.7	(26.7)	n/m

Total operating costs and expenses	228.4	146.3	82.1	56%	522.4	467.9	54.5	12%

Operating income	$25.0	$28.7	$(3.7)	(13)%	$79.1	$63.2	$15.9	25%

Cincinnati Bell Inc.
Entertainment and Communications Revenue
(Unaudited)
(Dollars in millions)

	Three Months Ended			Three Months Ended
	September 30, 2018			September 30, 2017
	Cincinnati	Hawaii	Total	Cincinnati	Hawaii	Total

Revenue
Consumer / SMB Fiber *
Data	$36.0	$6.3	$42.3	$32.5	$—	$32.5
Video	40.7	11.7	52.4	37.7	—	37.7
Voice	9.4	2.7	12.1	8.6	—	8.6
Other	0.3	0.1	0.4	0.3	—	0.3
Total Consumer / SMB Fiber	86.4	20.8	107.2	79.1	—	79.1

Enterprise Fiber
Data	21.0	8.7	29.7	20.5	—	20.5

Legacy
Data	27.5	16.5	44.0	32.3	—	32.3
Voice	35.0	29.7	64.7	40.3	—	40.3
Other	3.8	4.0	7.8	2.8	—	2.8
Total Legacy	66.3	50.2	116.5	75.4	—	75.4

Total Entertainment & Communications	$173.7	$79.7	$253.4	$175.0	$—	$175.0

	Nine Months Ended			Nine Months Ended
	September 30, 2018			September 30, 2017
	Cincinnati	Hawaii	Total	Cincinnati	Hawaii	Total

Revenue
Consumer / SMB Fiber *
Data	$106.0	$6.3	$112.3	$93.4	$—	$93.4
Video	119.6	11.7	131.3	110.5	—	110.5
Voice	28.0	2.7	30.7	24.8	—	24.8
Other	0.9	0.1	1.0	0.9	—	0.9
Total Consumer / SMB Fiber	254.5	20.8	275.3	229.6	—	229.6

Enterprise Fiber
Data	62.8	8.7	71.5	65.5	—	65.5

Legacy
Data	85.0	16.5	101.5	100.9	—	100.9
Voice	109.4	29.7	139.1	126.3	—	126.3
Other	10.1	4.0	14.1	8.8	—	8.8
Total Legacy	204.5	50.2	254.7	236.0	—	236.0

Total Entertainment & Communications	$521.8	$79.7	$601.5	$531.1	$—	$531.1

* Represents Fioptics in Cincinnati

Cincinnati Bell Inc.
Entertainment and Communications Metric Information
(Unaudited)
(In thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Cincinnati Metrics
Fioptics
Data
Internet FTTP *	196.8	192.7	187.8	179.6	174.2
Internet FTTN *	39.8	42.6	45.0	47.0	47.0
Total Fioptics Internet	236.6	235.3	232.8	226.6	221.2

Video
Video FTTP	115.6	118.1	118.1	116.5	113.5
Video FTTN	25.9	27.0	28.2	30.0	30.0
Total Fioptics Video	141.5	145.1	146.3	146.5	143.5

Voice
Fioptics Voice Lines	107.0	107.6	106.9	105.9	104.7

Fioptics Units Passed
Units Passed FTTP	459.1	449.3	440.5	431.3	423.6
Units Passed FTTN	139.5	139.9	140.3	140.9	141.1
Total Fioptics Units Passed	598.6	589.2	580.8	572.2	564.7

Enterprise Fiber
Data
Ethernet Bandwidth (Gb)	4,331	4,133	4,046	3,919	3,733

Legacy
Data
DSL	74.1	75.2	78.1	82.1	86.7

Voice
Legacy Voice Lines	232.7	240.6	251.4	262.0	271.6

*Fiber to the Premise (FTTP), Fiber to the Node (FTTN)

Cincinnati Bell Inc.
Entertainment and Communications Metric Information
(Unaudited)
(In thousands)

September 30,
2018
Hawaii Metrics
Consumer / SMB Fiber
Data
Internet FTTP *	49.5
Internet FTTN *	14.5
Total Consumer / SMB Fiber Internet	64.0

Video
Video FTTP	33.3
Video FTTN	15.3
Total Consumer / SMB Fiber Video	48.6

Voice
Consumer / SMB Fiber Voice Lines	29.9

Consumer / SMB Fiber Units Passed **
Units Passed FTTP	163.6
Units Passed FTTN	73.3
Total Consumer / SMB Fiber Units Passed	236.9

Enterprise Fiber
Data
Ethernet Bandwidth (Gb)	1,948

Legacy
Data
DSL	50.4

Voice
Legacy Voice Lines	203.4

*Fiber to the Premise (FTTP), Fiber to the Node (FTTN)
** Includes units passed for both consumer and business on Oahu and neighboring islands.

Cincinnati Bell Inc.
IT Services and Hardware Income Statement and Metric Information
(Unaudited)
(Dollars in millions)
	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2018	2017	$	%	2018	2017	$	%

Income Statement
Revenue	$141.1	$87.0	$54.1	62%	$397.0	$252.8	$144.2	57%

Operating costs and expenses
Cost of services and products	86.4	57.6	28.8	50%	243.1	169.0	74.1	44%
Selling, general and administrative	37.5	19.4	18.1	93%	110.5	59.0	51.5	87%
Depreciation and amortization	9.9	6.1	3.8	62%	30.0	19.0	11.0	58%
Restructuring and severance related charges	—	—	—	n/m	4.9	2.5	2.4	96%

Total operating costs and expenses	133.8	83.1	50.7	61%	388.5	249.5	139.0	56%

Operating income	$7.3	$3.9	$3.4	87%	$8.5	$3.3	$5.2	n/m

Revenue
Consulting	$42.1	$16.1	$26.0	n/m	$120.0	$49.3	$70.7	n/m
Cloud	26.2	17.4	8.8	51%	71.8	57.5	14.3	25%
Communications	47.0	43.9	3.1	7%	129.1	120.7	8.4	7%
Infrastructure Solutions	25.8	9.6	16.2	n/m	76.1	25.3	50.8	n/m
Total IT Services and Hardware Revenue	$141.1	$87.0	$54.1	62%	$397.0	$252.8	$144.2	57%

	September 30,	June 30,	March 31,
	2018	2018	2018

Consulting
Billable Resources	999	926	888

Communications
NaaS Locations	1,101	782	564
SD - WAN Locations	488	310	117
Hosted UCaaS Profiles*	223,311	192,715	178,457

* Includes 23,700 Hawaii Hosted UCaaS Profiles beginning September 30, 2018

Cincinnati Bell Inc.
Net Debt (Non-GAAP)
(Unaudited)
(Dollars in millions)

	September 30,	December 31,
	2018	2017

Receivables Facility	$144.2	$—
Credit Agreement - Tranche B Term Loan due 2024	600.0	600.0
Credit Agreement - Revolving Credit Facility	50.0	—
7 1/4% Senior Notes due 2023	22.3	22.3
7% Senior Notes due 2024	625.0	625.0
8% Senior Notes due 2025	350.0	350.0
Cincinnati Bell Telephone Notes	87.9	87.9
Capital leases and other debt	74.8	82.9
Net unamortized premium	1.7	1.9
Unamortized note issuance costs	(28.2)	(22.3)

Total debt	1,927.7	1,747.7

Less: Cash and cash equivalents	(10.6)	(396.5)	*

Net debt (Non-GAAP)	$1,917.1	$1,351.2

* Includes restricted cash of $366.5 million, which was used to fund the merger with Hawaiian Telcom that closed on July 2, 2018.

Cincinnati Bell Inc.
Reconciliation of Net (loss) Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Three Months Ended September 30, 2018
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net loss (GAAP)				$(17.7)
Add:
Income tax benefit				(3.3)
Interest expense				33.7
Loss on extinguishment of debt				—
Other income, net				(1.2)
Other components of pension and postretirement benefit plans expense				3.0

Operating income (loss) (GAAP)	$25.0	$7.3	$(17.8)	$14.5
Add:
Depreciation and amortization	65.6	9.9	—	75.5
Transaction and integration costs	—	—	13.3	13.3
Stock-based compensation	—	—	1.9	1.9
Adjusted EBITDA (Non-GAAP)	$90.6	$17.2	$(2.6)	$105.2

Adjusted EBITDA Margin (Non-GAAP)	36%	12%	—	27%

	Three Months Ended September 30, 2017
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net loss (GAAP)				$(11.0)
Add:
Income tax expense				0.6
Interest expense				18.8
Other income, net				4.5
Other components of pension and postretirement benefit plans expense				3.0

Operating income (loss) (GAAP)	$28.7	$3.9	$(16.7)	$15.9
Add:
Depreciation and amortization	41.2	6.1	—	47.3
Transaction and integration costs	—	—	12.1	12.1
Stock-based compensation	—	—	1.3	1.3
Adjusted EBITDA (Non-GAAP)	$69.9	$10.0	$(3.3)	$76.6

Adjusted EBITDA Margin (Non-GAAP)	40%	11%	—	30%

Year-over-year dollar change in Adjusted EBITDA	$20.7	$7.2	$0.7	$28.6

Year-over-year percentage change in Adjusted EBITDA	30%	72%	(21)%	37%

Cincinnati Bell Inc.
Reconciliation of Net (loss) Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Nine Months Ended September 30, 2018
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net loss (GAAP)				$(39.8)
Add:
Income tax benefit				(6.0)
Interest expense				96.3
Loss on extinguishment of debt				1.3
Other income, net				(2.4)
Other components of pension and postretirement benefit plans expense				9.5

Operating income (loss) (GAAP)	$79.1	$8.5	$(28.7)	$58.9
Add:
Depreciation and amortization	147.5	30.0	0.1	177.6
Restructuring and severance related charges	—	4.9	—	4.9
Transaction and integration costs	—	—	18.2	18.2
Stock-based compensation	—	—	4.5	4.5
Adjusted EBITDA (Non-GAAP)	$226.6	$43.4	$(5.9)	$264.1

Adjusted EBITDA Margin (Non-GAAP)	38%	11%	—	27%

	Nine Months Ended September 30, 2017
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$51.9
Add:
Income tax expense				36.5
Interest expense				54.9
Gain on sale of CyrusOne				(117.7)
Other income, net				3.5
Other components of pension and postretirement benefit plans expense				9.4

Operating income (loss) (GAAP)	$63.2	$3.3	$(28.0)	$38.5
Add:
Depreciation and amortization	121.0	19.0	0.1	140.1
Restructuring and severance related charges	26.7	2.5	—	29.2
Transaction and integration costs	—	—	14.4	14.4
Stock-based compensation	—	—	5.2	5.2
Adjusted EBITDA (Non-GAAP)	$210.9	$24.8	$(8.3)	$227.4

Adjusted EBITDA Margin (Non-GAAP)	40%	10%	—	30%

Year-over-year dollar change in Adjusted EBITDA	$15.7	$18.6	$2.4	$36.7

Year-over-year percentage change in Adjusted EBITDA	7%	75%	(29)%	16%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Cash provided by operating activities	$32.9	$33.9	$122.8	$156.8

Capital expenditures	(69.7)	(43.0)	(140.7)	(148.2)
Proceeds from sale of Investment in CyrusOne	—	—	—	140.7
Acquisitions of businesses	(214.0)	—	(216.8)	(9.6)
Other, net	(0.1)	(0.1)	(0.1)	0.3

Cash used in investing activities	(283.8)	(43.1)	(357.6)	(16.8)

Net increase (decrease) in corporate credit and receivables facilities with initial maturities less than 90 days	194.2	—	194.2	(89.5)
Repayment of debt	(318.4)	(2.2)	(324.3)	(6.4)
Debt issuance costs	(8.5)	(0.6)	(11.0)	(1.3)
Dividends paid on preferred stock	(2.6)	(2.6)	(7.8)	(7.8)
Other, net	(0.1)	0.1	(2.1)	(1.0)

Cash used in financing activities	(135.4)	(5.3)	(151.0)	(106.0)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.1	—	(0.1)	—

Net (decrease) increase in cash, cash equivalents and restricted cash	(386.2)	(14.5)	(385.9)	34.0
Cash, cash equivalents and restricted cash at beginning of period	396.8	58.2	396.5	9.7

Cash, cash equivalents and restricted cash at end of period	$10.6	$43.7	$10.6	$43.7

Reconciliation of Cash Provided by Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP)
Cash provided by operating activities	$32.9	$33.9	$122.8	$156.8
Adjustments:
Capital expenditures	(69.7)	(43.0)	(140.7)	(148.2)
Restructuring and severance related payments	6.5	9.9	14.7	27.0
Preferred stock dividends	(2.6)	(2.6)	(7.8)	(7.8)
Transaction and integration costs*	33.7	8.2	37.9	8.9

Free cash flow (Non-GAAP)	$0.8	$6.4	$26.9	$36.7

Income tax payments (refunds)	$0.4	$0.1	$(13.2)	$(16.2)

* For the three and nine months ended September 30, 2018, the adjustment for transaction and integration costs includes a $3.5 million payment of accrued interest on Hawaiian Telcom’s debt that was repaid upon the completion of the merger and a $5.0 million contribution to Hawaiian Telcom's pension plan. The pension plan contribution was required by the Public Utilities Commission of the State of Hawaii in order to complete the merger between Cincinnati Bell Inc. and Hawaiian Telcom.

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017

Entertainment and Communications	$62.3	$31.8	$27.6	$55.1	$38.8
IT Services and Hardware	7.4	6.5	5.1	7.2	4.2
Total capital expenditures	$69.7	$38.3	$32.7	$62.3	$43.0

Cincinnati Bell Inc.
Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	September 30, 2018	September 30, 2017

Net (loss) income applicable to common shareholders (GAAP)	$(20.3)	$(13.6)

Special items:
Transaction and integration costs	13.3	12.1
Impairment of equity method investment	—	4.7
Income tax effect of special items *	(0.9)	(1.7)
Total special items	12.4	15.1

Net (loss) income applicable to common shareowners, excluding special items (Non-GAAP)	$(7.9)	$1.5

Weighted average diluted shares outstanding**	50.1	42.2

Diluted earnings per common share (GAAP)	$(0.41)	$(0.32)

Adjusted diluted (loss) earnings per common share (Non-GAAP)	$(0.16)	$0.04

*
Special items have been tax effected such that the normalized effective tax rate is 19% and 36% for the three months ended September 30, 2018 and 2017, respectively, with the exception of transaction and integration costs, which are treated as a discrete item in the quarter incurred.

**	Weighted average diluted shares outstanding based on net (loss) income applicable to common shareowners, excluding special items (Non-GAAP).

Cincinnati Bell Inc.
Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)
(Dollars in millions, except per share amounts)

	Nine Months Ended
	September 30, 2018	September 30, 2017

Net (loss) income applicable to common shareholders (GAAP)	$(47.6)	$44.1

Special items:
Restructuring and severance related charges	4.9	29.2
Loss on extinguishment of debt	1.3	—
Transaction and integration costs	18.2	14.4
Gain on sale of Investment in CyrusOne	—	(117.7)
Impairment of equity method investment	—	4.7
Income tax effect of special items *	(0.6)	29.7
Total special items	23.8	(39.7)

Net (loss) income applicable to common shareowners, excluding special items (Non-GAAP)	$(23.8)	$4.4

Weighted average diluted shares outstanding**	45.0	42.3

Diluted earnings per common share (GAAP)	$(1.06)	$1.04

Adjusted diluted (loss) earnings per common share (Non-GAAP)	$(0.53)	$0.10

*
Special items have been tax effected such that the normalized effective tax rate is 19% and 36% for the Nine months ended September 30, 2018 and 2017, respectively, with the exception of transaction and integration costs, which are treated as a discrete item in the quarter incurred.

**	Weighted average diluted shares outstanding based on net (loss) income applicable to common shareowners, excluding special items (Non-GAAP).

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

	2018 Adjusted EBITDA Guidance (original - 02/15/18)		Hawaiian Telcom Contribution		2018 Adjusted EBITDA Guidance (revised - 08/08/18)
	Low	High	Low	High	Low	High
2018 Operating Income (GAAP) Guidance Range	$70	$95	$(7)	$4	$63	$99

Add:

Depreciation and amortization	215	210	50	45	265	255
Restructuring and severance related charges	10	5	—	—	10	5
Transaction and integration costs	20	15	—	—	20	15
Stock compensation expense	5	5	—	—	5	5

2018 Adjusted EBITDA (Non-GAAP) Guidance Range	$320	$330	$43	$49	$363	$379

CONTACT:

Cincinnati Bell Inc.
Investor contact:
Kei Lawson, 513-565-0510
Takeitha.Lawson@cinbell.com

Media contact:
Josh Pichler, 513-565-0310
Josh.Pichler@cinbell.com